Exhibit 99.9

TELESAT CANADA SECOND QUARTER 2007 FINANCIAL STATEMENTS

(Unaudited)

TELESAT CANADA

CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2007 AND DECEMBER 31, 2006

(in millions of Canadian dollars) (unaudited)	June 30, 2007	December 31, 2006 (Note 2)
Assets
Current assets
Cash and cash equivalents	44.4	38.7
Short-term investments	—	2.3
Accounts receivable	247.2	239.3
Current future tax asset	5.5	4.5
Other current assets (Note 6)	43.3	28.2

Total current assets	340.4	313.0
Capital assets, net (Note 3)	1,446.4	1,388.3
Other long-term assets (Note 6)	51.1	42.2
Finite-life intangible assets, net	4.5	5.5
Goodwill (Note 3)	53.5	53.3

Total assets	1,895.9	1,802.3

Liabilities
Current liabilities
Accounts payable and accrued liabilities	32.3	41.1
Other current liabilities (Note 6)	121.2	105.4
Debt due within one year	3.3	3.1

Total current liabilities	156.8	149.6
Debt financing	211.2	200.8
Future tax liability	197.6	194.3
Other long-term liabilities (Note 6)	361.4	348.0

Total liabilities	927.0	892.7

Shareholder’s equity
Common shares	341.1	341.1
Contributed surplus	184.6	184.4
Retained earnings	450.5	386.4
Accumulated other comprehensive income	(7.3)	(2.3)

Total shareholder’s equity	968.9	909.6

Total liabilities and shareholder’s equity	1,895.9	1,802.3

TELESAT CANADA

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE PERIOD ENDED JUNE 30, 2007 AND JUNE 30, 2006

FOR THE PERIOD ENDED JUNE 30

	Three months		Six months
(in millions of Canadian dollars, except share amounts) (unaudited)	2007	2006	2007	2006
Operating revenues
Service revenues	116.1	109.9	224.3	217.8
Equipment sales revenues	12.7	9.7	26.1	19.7
Sales-type lease revenues	32.6	—	32.6	—

Operating revenues	161.4	119.6	283.0	237.5

Amortization expense	(32.1)	(30.3)	(61.4)	(60.6)
Operations and administration	(43.4)	(42.6)	(86.5)	(82.9)
Cost of equipment sales	(10.0)	(7.5)	(21.2)	(15.6)
Cost of sales-type lease	(15.5)	—	(15.5)	—

Total operating expenses	(101.0)	(80.4)	(184.6)	(159.1)

Earnings from operations	60.4	39.2	98.4	78.4
Interest expense	(5.6)	(7.4)	(10.6)	(14.6)
Other income (Note 5)	3.2	4.6	6.5	7.2

Earnings before income taxes	58.0	36.4	94.3	71.0
Income taxes	(16.4)	7.1	(29.8)	(5.5)

Net earnings	41.6	43.5	64.5	65.5
Dividends on preferred shares	—	(0.5)	—	(0.9)

Net earnings applicable to common shares	41.6	43.0	64.5	64.6

Basic and diluted—net earnings per common share (Note 2)	415,376	429,708	644,744	645,947

TELESAT CANADA

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE PERIOD ENDED JUNE 30, 2007

FOR THE PERIOD ENDED JUNE 30

	Three months		Six months
(in millions of Canadian dollars) (unaudited)	2007	2006	2007	2006
Net earnings	41.6	—	64.5	—
Other comprehensive income, net of tax:
Unrealized gains and losses on translation of financial statements of self sustaining foreign operations	0.9	—	1.3	—
Related tax	(0.3)	—	(0.4)	—
Gains and losses on derivatives designated as cash flow hedges	(9.8)	—	(10.5)	—
Related tax	3.2	—	3.4	—

Comprehensive income	35.6	—	58.3	—

TELESAT CANADA

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

AS OF JUNE 30, 2007 WITH COMPARATIVE FIGURES FOR JUNE 30, 2006

(in millions of Canadian dollars) (unaudited)	Common shares	Contributed surplus	Preferred shares	Retained earnings	Cumulative translation adjustment	Accumulated other comprehensive income	Total
Balance at December 31, 2006 (Note 2)	341.1	184.4	—	386.4	(3.4)	—	908.5
Restatement of cumulative translation adjustment (to tax effect)	—	—	—	—	1.1	—	1.1
Reclassification of cumulative translation adjustment (Note 1)	—	—	—	—	2.3	(2.3)	—

Restated balance at December 31, 2006	341.1	184.4	—	386.4	—	(2.3)	909.6
Adjustment for changes in accounting policies (Note 1)	—	—	—	(0.4)	—	1.3	0.9
Stock compensation	—	0.2	—	—	—	—	0.2
Net earnings	—	—	—	64.5	—	—	64.5
Unrealized gains and losses on translation of financial statements of self sustaining foreign operations	—	—	—	—	—	0.9	0.9

Gains and losses on derivatives designated as cash flow hedges	—	—	—	—	—	(7.2)	(7.2)

Balance at June 30, 2007	341.1	184.6	—	450.5	—	(7.3)	968.9

Balance at January 1, 2006 (Note 2)	341.1	5.1	50.0	283.9	(2.9)	—	677.2
Stock compensation	—	0.2	—	—	—	—	0.2
Net earnings	—	—	—	65.5	—	—	65.5
Dividends declared on preferred shares	—	—	—	(0.9)	—	—	(0.9)
Change in cumulative translation adjustment	—	—	—	—	(0.2)	—	(0.2)

Balance at June 30, 2006	341.1	5.3	50.0	348.5	(3.1)	—	741.8
Restatement of cumulative translation adjustment (to tax effect)	—	—	—	—	1.0	—	1.0
Reclassification of cumulative translation adjustment	—	—	—	—	2.1	(2.1)	—

Restated balance at June 30, 2006	341.1	5.3	50.0	348.5	—	(2.1)	742.8

TELESAT CANADA

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE PERIOD ENDED JUNE 30, 2007 AND JUNE 30, 2006

FOR THE PERIOD ENDED JUNE 30

	Three months		Six months
(in $ millions) (unaudited)	2007	2006	2007	2006
Cash flows from operating activities
Net earnings	41.6	43.5	64.5	65.5
Adjustments to reconcile net earnings to cash flows from operating activities:
Gross profit on sales-type lease	(14.5)	—	(14.5)	—
Amortization	32.1	30.3	61.4	60.6
Capitalized interest	(2.4)	(3.6)	(5.6)	(6.4)
Future income taxes	3.8	(11.6)	5.5	(6.3)
Other	(4.0)	(1.1)	(2.9)	—
Customer prepayments on future satellite services	2.3	—	12.3	11.4
Operating assets and liabilities (Note 7)	1.0	(18.5)	3.5	(0.9)

	59.9	39.0	124.2	123.9

Cash flows from investing activities
Satellite programs	(62.4)	(77.4)	(122.8)	(114.0)
Property additions	(1.5)	(5.4)	(3.1)	(9.3)
Maturity of short-term investments	2.0	12.6	2.3	51.1
Business acquisitions (Note 4)	(0.2)	—	(0.2)	(3.0)
Proceeds on disposals of assets	0.1	0.1	0.1	0.1

	(62.0)	(70.1)	(123.7)	(75.1)

Cash flows from financing activities
Debt financing and bank loans	30.0	18.8	60.0	18.8
Repayment of bank loans and debt financing	(23.8)	(1.5)	(50.5)	(2.0)
Note repayment	—	(150.0)	—	(150.0)
Capital lease payments	(1.2)	(1.0)	(2.3)	(2.2)
Satellite performance incentive payments	(0.5)	(0.9)	(1.2)	(1.3)
Preferred dividends paid	—	—	—	(0.9)

	4.5	(134.6)	6.0	(137.6)

Effect of changes in exchange rates on cash and cash equivalents	(0.8)	(0.8)	(0.8)	(1.0)
Increase (decrease) in cash and cash equivalents	1.6	(166.5)	5.7	(89.8)
Cash and cash equivalents, beginning of period	42.8	190.2	38.7	113.5

Cash and cash equivalents, end of period	44.4	23.7	44.4	23.7

TELESAT CANADA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The interim consolidated financial statements should be read in conjunction with Telesat Canada’s annual consolidated financial statements for the year ended December 31, 2006. All amounts are in millions of Canadian dollars, except where noted.

1.	Significant accounting policies

We have prepared the consolidated financial statements in accordance with Canadian generally accepted accounting principles (GAAP) using the same basis of presentation and accounting policies as outlined in note 1 to the annual consolidated financial statements for the year ended December 31, 2006, except as follows.

Financial statement presentation

Some of the figures for the comparative period have been reclassified in the consolidated financial statements to make them consistent with the current period’s presentation.

Significant new accounting policies

Revenue Recognition—Leases

Lease contracts that qualify for capital lease treatment are accounted for as sales-type leases. Sales-type leases are those where substantially all of the benefits and risks of ownership are transferred to the customer. Sales revenue recognized at the inception of the lease represents the present value of the minimum lease payments net of any executory costs, computed at the interest rate implicit in the lease. Unearned finance income, effectively the difference between the total minimum lease payments and the aggregate present value, is deferred and recognized in earnings over the lease term to produce a constant rate of return on the investment in the lease. The net investment in the lease includes the minimum lease payments receivable less the unearned finance income.

Significant accounting changes

The 2006 comparative figures have been restated and represent the consolidated results of Telesat’s parent Alouette Telecommunications Inc. (Alouette). Continuity of interest accounting has been applied to the amalgamation of Telesat Canada, Alouette and the Telesat subsidiary 4387678 Canada Inc. (438678). The transaction, which lacks economic substance, represents a rearrangement of legal interests as all three entities were under common control (See Note 2).

On January 1, 2007 we adopted the new accounting standards that were issued by the Canadian Institute of Chartered Accountants (CICA): Handbook sections 1530, 3855 and 3865 with respect to Comprehensive Income, Financial Instruments—Recognition and Measurement, and Hedges. These new sections have been applied without restatement of comparative figures, other than the presentation of unrealized foreign currency translation losses on net investments in self-sustaining foreign operations in accumulated other comprehensive income (loss) within shareholder’s equity.

Comprehensive Income

A new Statement of Comprehensive Income is now included as part of the consolidated financial statements and presents current period net income and other comprehensive income (OCI). Accumulated other comprehensive income (loss) (AOCI) is a separate component of shareholder’s equity. The Consolidated Statement of Comprehensive Income reflects changes in AOCI, comprised of changes in unrealized gains and losses on financial assets classified as available-for-sale, unrealized foreign currency translation gains and losses arising from self-sustaining foreign operations, and changes in the fair value of derivatives designated as cash flow hedges, to the extent they are effective.

Financial Instruments—Recognition and Measurement

The new standards require all financial assets and financial liabilities, including derivatives, be carried at fair value on the Consolidated Balance Sheet, except for loans and receivables, financial assets designated as held-to-maturity and non-trading financial liabilities, which are recognized at amortized cost.

Transaction costs are expensed as incurred for financial instruments classified or designated as held-for trading. For other financial instruments, transaction costs are amortized to net income in interest expense over the expected life of the instrument using the effective interest method.

The standards require unrealized gains and losses on financial assets that are held as available-for-sale to be recorded in other comprehensive income until realized, at which time they will be recorded in the Consolidated Statement of Earnings. Available-for-sale equity securities which do not have a quoted market price will continue to be recorded at cost.

Financial assets and financial liabilities that are held for trading are measured at fair value with unrealized gains and losses recorded in the Consolidated Statement of Earnings. Derivatives, including embedded derivatives that must be separately accounted for, are now recorded at fair value on the Consolidated Balance Sheet. Changes in the fair values of derivative instruments are recognized in the Consolidated Statement of Earnings with the exception of derivatives designated in effective cash flow hedges.

We have chosen to account for embedded foreign currency derivatives in a host contract as a single instrument where the contract requires payments denominated in the currency that is commonly used in contracts to procure non-financial items in the economic environment in which we transact.

Hedges

The criteria specifying when a derivative instrument may be accounted for as a hedge has not changed substantially. In a fair value hedging relationship, changes in both the fair value of the hedging instrument and the fair value of the hedged item are recognized in net income. The changes in the fair value of the hedged item are offset by changes in the fair value of the hedging instrument to the extent that the hedging relationship is effective.

In a cash flow hedging relationship, the effective portion of the change in the fair value of the hedging instrument is recognized in OCI while the ineffective portion is recognized in net income. Unrealized gains and losses in OCI and AOCI are reclassified into net income and retained earnings at the same time that the hedged item affects net earnings.

Impact of adoption

We have recorded the following transitional adjustments:

•

Reduction of $0.4 million to opening retained earnings, to recognize the fair value of hedging derivatives used in fair value hedging relationships and the ineffective portion of cash flow hedges; and to remeasure a note payable at amortized cost using the effective interest method

•	Recognition in AOCI of $1.3 million, net of taxes, related to the effective portion of cash flow hedges

•	Reclassification of $2.3 million of unrealized foreign currency translation losses, net of tax, to AOCI from cumulative translation adjustment

•	Restatement of $1.1 million to the prior period cumulative translation adjustment to tax effect the balance.

2.	Reorganization

On January 1, 2007, Telesat Canada, its parent Alouette Telecommunications Inc. (Alouette) and the Telesat subsidiary 4387678 Canada Inc. (4387678) amalgamated. The name of the amalgamated entity is Telesat Canada and its authorized share capital is an unlimited number of common shares. The shares of Telesat and 4387678 were cancelled, and the class A, B, and C shares of Alouette were converted into 100 common shares of the amalgamated entity.

We have made the following significant adjustments to the 2006 comparative balance sheet as a result of the continuity of interest accounting:

•	Increase of $28.7 million to goodwill and $0.2 million to other asset categories

•	Increase of $229.2 million to common shares and $4.1 million to contributed surplus

•	Decrease of $204.4 million to retained earnings

•	Increase in earnings per share as a result of only 100 common shares now outstanding

3.	Segmented information

	Three months		Six months
FOR THE PERIOD ENDED JUNE 30	2007	2006	2007	2006
Operating revenues
Broadcast—external	93.3	55.3	147.1	109.3
Broadcast—inter-segment	0.3	0.3	0.6	0.6
Business Networks—external	29.8	24.6	60.3	48.9
Business Networks—inter-segment	3.6	4.2	7.1	9.7
Carrier—external	6.8	6.2	13.9	12.1
Carrier—inter-segment	—	—	—	—
Consulting and Other—external	9.2	8.0	15.7	15.8

	143.0	98.6	244.7	196.4
Telesat Canada Subsidiaries	22.6	25.5	46.5	51.4
Inter-segment eliminations	(4.2)	(4.5)	(8.2)	(10.3)

	161.4	119.6	283.0	237.5

Amortization expense
Broadcast	14.1	12.9	26.9	25.9
Business Networks	11.5	10.6	21.9	21.1
Carrier	3.6	3.5	6.9	6.9
Consulting and Other	0.5	0.4	0.8	0.9
Telesat Canada Subsidiaries	2.4	2.9	4.9	5.8

	32.1	30.3	61.4	60.6

Earnings from operations
Broadcast	53.6	35.4	85.5	68.9
Business Networks	0.1	0.8	0.4	1.4
Carrier	0.3	(0.3)	1.1	(0.4)
Consulting and Other	4.1	1.1	6.9	4.1

	58.1	37.0	93.9	74.0
Telesat Canada Subsidiaries	2.3	2.2	4.5	4.4

Total earnings from operations	60.4	39.2	98.4	78.4
Interest expense	(5.6)	(7.4)	(10.6)	(14.6)
Other income	3.2	4.6	6.5	7.2
Income taxes	(16.4)	7.1	(29.8)	(5.5)

Net earnings	41.6	43.5	64.5	65.5

Geographic information
Revenues—Canada	116.0	81.6	200.1	161.5
Revenues—United States	36.3	29.6	66.8	59.1
Revenues—Brazil	3.1	4.6	6.1	9.4
Revenues—all others	6.0	3.8	10.0	7.5

	161.4	119.6	283.0	237.5

			June 30, 2007	December 31, 2006
Capital assets—Canada			1,393.1	1,329.1
Capital assets—United States			45.1	51.2
Capital assets—Brazil			2.8	2.9
Capital assets—Other			5.4	5.1

			1,446.4	1,388.3

Goodwill—Canada			45.2	45.2
Goodwill—United States			8.3	8.1

			53.5	53.3

4.	Business acquisitions

During the second quarter of 2007, a cash payment of additional contingent consideration of $0.2 million was made by Infosat for Able Leasing Co. During the first quarter of 2006, a cash payment of $2.6 million was made for The SpaceConnection, Inc. (accrued in December 2005) and net cash of $0.4 million was paid by Infosat to acquire Able Leasing Co.

5.	Other income

	Three months		Six months
FOR THE PERIOD ENDED JUNE 30	2007	2006	2007	2006
Capitalized interest	2.4	3.6	5.6	6.4
Interest income	1.1	1.9	1.7	3.6
Gain on disposal of assets	0.1	0.1	0.1	0.1
Performance incentive payments and milestone interest expense	(1.8)	(1.6)	(3.0)	(3.4)
Foreign exchange (loss) gain	(2.7)	0.4	(1.8)	0.4
Gain on financial instruments	3.7	—	3.5	—
Other	0.4	0.2	0.4	0.1

	3.2	4.6	6.5	7.2

6.	Lease arrangements

During the second quarter of 2007, Telesat entered into a capital lease arrangement for the DirecTV 1 satellite and a subsequent sales-type lease arrangement for the same satellite, re-named Nimiq 4iR. The net investment in leases is classified on the balance sheet in other current assets and other long-term assets, and includes the following:

Net investment in leases as at	June 30, 2007	December 31, 2006
Total minimum lease payments	30.5	2.4
Unearned finance income	(1.6)	(0.4)

	28.9	2.0
Current portion	(16.7)	(0.6)

Long-term portion	12.2	1.4

Finance income related to the sales-type leases is recognized in a manner that produces a constant rate of return on the investment in the leases. The investment in the leases for purposes of income recognition is composed of net minimum lease payments and unearned finance income. Future minimum lease payments receivable under the sales-type leases are $9.1 million in 2007, $18.0 million in 2008, and $3.4 million in 2009.

The obligation under the capital lease is classified on the balance sheet in other current liabilities and other long-term liabilities.

Capital lease obligations	June 30, 2007	December 31, 2006
Total minimum lease payments	76.5	71.6
Amount representing interest	(18.7)	(22.0)

	57.8	49.6
Current portion	(13.5)	(4.7)

Long-term portion	44.3	44.9

Future minimum lease payments payable under all capital leases are $9.8 million in 2007, $16.6 million in 2008, $9.6 million in 2009, $8.3 million in 2010, $8.3 million in 2011 and $23.9 million thereafter.

7.	Cash flow information

	Three months		Six months
FOR THE PERIOD ENDED JUNE 30	2007	2006	2007	2006
Net change in operating assets and liabilities accounts is comprised of:
Receivables	(1.1)	1.3	0.9	12.4
Other assets	(3.9)	(4.5)	1.7	(2.1)
Accounts payable	4.3	(15.3)	(12.6)	(6.2)
Income taxes payable	7.7	2.0	11.1	(2.5)
Other liabilities	(6.0)	(2.0)	2.4	(15.6)
Promissory notes repayments	—	—	—	13.1

	1.0	(18.5)	3.5	(0.9)

8.	Stock-based compensation plans

Stock options

The following tables are a summary of the status of Telesat’s portion of the BCE stock option programs at June 30, 2007.

	Number of shares	Weighted- average exercise price ($)
Outstanding, January 1, 2007	626,031	31.60
Granted	159,506	30.72
Exercised	(304,266)	28.32
Expired/forfeited	(67,224)	28.97

Outstanding, June 30, 2007	414,047	34.10

Exercisable, June 30, 2007	152,569	40.77

At June 30, 2007:

	Options outstanding			Options exercisable
Range of exercise price	Number	Weighted- average remaining life	Weighted- average exercise price ($)	Number	Weighted- Average Exercise price ($)
Below $20	375	1.64	15.15	375	15.15
$20 to $29	101,972	5.21	29.42	—	—
$30 to $39	162,506	5.65	30.79	3,000	34.50
$40 and over	149,194	3.17	40.96	149,194	40.96

	414,047	4.65	34.10	152,569	40.77

The assumptions used to determine the stock-based compensation expense under the Black-Scholes option pricing model were as follows:

	Three months		Six months
FOR THE PERIOD ENDED JUNE 30	2007	2006	2007	2006
Compensation cost	—	0.1	0.2	0.1
Number of stock options granted	—	—	159,506	—
Weighted-average fair value per option granted ($)	—	—	3.0	—
Assumptions:
Dividend yield	—	—	4.5	—
Expected volatility	—	—	20.0	—
Risk-free interest rate	—	—	4.0	—
Expected life (years)	—	—	3.5	—

Restricted share units (RSUs)

The table below is a summary of the status of RSUs:

Number of RSUs
Outstanding, January 1, 2007	136,523
Granted	—
Dividends credited	2,959
Payments	—

Outstanding, June 30, 2007	139,482

Deferred share units (DSUs)

The table below is a summary of the status of the DSUs:

Number of DSUs
Outstanding, January 1, 2007	6,512
Granted	—
Dividends credited	141
Payments	—

Outstanding, June 30, 2007	6,653

9.    Employee benefit plans

	Three months				Six months
	Pension benefits		Other benefits		Pension benefits		Other benefits
FOR THE PERIOD ENDED JUNE 30	2007	2006	2007	2006	2007	2006	2007	2006
Current service cost	1.1	1.1	0.1	0.1	2.2	2.2	0.2	0.2
Interest cost on accrued benefit obligation	2.2	2.0	0.2	0.2	4.4	4.1	0.4	0.4
Expected return on plan assets	(2.9)	(2.8)	—		(5.9)	(5.6)	—	—
Amortization of net actuarial loss	0.1	0.2	—	—	0.3	0.4	—	—
Amortization of transitional (asset) obligation	(0.3)	(0.4)	0.1	0.2	(0.7)	(0.8)	0.3	0.4

Net benefit plans cost	0.2	0.1	0.4	0.5	0.3	0.3	0.9	1.0

10.    Reconciliation of Canadian GAAP to United States GAAP

Telesat has prepared these consolidated financial statements according to Canadian GAAP. The following tables are a reconciliation of differences relating to the statement of earnings and total shareholders’ equity reported according to Canadian GAAP and United States GAAP.

Reconciliation of net earnings

	June 30,
(in millions of Canadian dollars, except per share amounts)	2007	2006
Canadian GAAP—Net earnings	64.5	65.5
Gains (losses) on embedded derivatives(a)	(1.9)	1.8
Gains (losses) on derivatives designated as cash flow hedges under Canadian GAAP(a)	(10.5)	—
Sales type lease—operating lease for US GAAP(b)	(29.3)	—
Capital lease—operating lease for US GAAP(b)	13.6	—
Tax effect of above adjustments(c)	9.5	(0.6)
Uncertainty in income taxes(d)	1.8	—
Impact of future tax rate reduction(c)	0.2	—

United States GAAP—Net earnings	47.9	66.7
Dividends on preferred shares	—	(0.9)

United States GAAP—Net earnings applicable to common shares	47.9	65.8

Other comprehensive earnings (loss) items
Change in currency translation adjustment(e)	0.9	(0.3)
Net benefit plans cost(f)
Net actuarial losses	0.2	—
Net transitional assets	(0.3)	—

United States GAAP—Comprehensive earnings	48.7	65.5

United States GAAP—Net earnings per common share	478,390	658,540

Accumulated other comprehensive income (loss)

	June 30, 2007	December 31, 2006
Cumulative translation adjustment	(1.4)	(2.3)
Net benefit plans cost(f)
Net actuarial losses	(6.9)	(7.1)
Net transitional assets	4.2	4.5

Accumulated other comprehensive income (loss)	(4.1)	(4.9)

Reconciliation of total shareholders’ equity

	June 30, 2007	December 31, 2006
Canadian GAAP	968.9	909.6
Adjustments
Gains (losses) on embedded derivatives(a)	37.7	39.6
Net benefit plans cost(f)
Net actuarial losses	(10.2)	(10.5)
Net transitional assets	6.2	6.6
Sales type lease—operating lease for US GAAP(b)	(29.3)	—
Capital lease—operating lease for US GAAP(b)	13.6	—
Tax effect of above adjustments(c)	(5.2)	(11.5)
Uncertainty in income taxes(d)	1.8	—
Uncertainty in income taxes—opening adjustment(d)	(4.4)	—

United States GAAP	979.1	933.8

Description of United States GAAP adjustments

(a)	Derivatives and embedded derivatives

The Company adopted the new Canadian GAAP standards for Financial Instruments and Hedging Activities effective January 1, 2007. The accounting for derivative instruments and hedging activities under Canadian GAAP is substantially harmonized with United States GAAP, with the exception of the accounting for certain embedded derivatives. Under Canadian GAAP, we do not bifurcate and separately account for foreign-currency derivatives embedded in a non-financial instrument host contract when specified conditions are met.

In accordance with United States GAAP, all derivative instruments, including those embedded in contracts, are recorded on the balance sheet at fair value. The Company denominates many of its long-term international purchase contracts in U.S. dollars resulting in embedded derivatives. This exposure to the U.S. dollar is partially offset by revenue that is also denominated in U.S. dollars. At June 30, 2007, the estimated fair value of assets resulting from embedded derivatives is $46.5 million (2006—$57.2 million).

The impact on the statement of operations of changes in the fair value of these embedded derivatives, for the six month period ended June 30 is reflected as a loss of $1.9 million (2006—gain of $1.8 million) in the United States GAAP reconciliation note.

The Company hedges a portion of its exposure to foreign exchange. Since the adoption of the Canadian GAAP standards for Hedging Activities on January 1, 2007, the Company has elected to designate the forward contracts as hedging instruments for both Canadian and United States GAAP purposes. Accordingly, the changes in fair value of derivatives designated as cash flow hedges will be recognized in other comprehensive income. Changes in fair value of derivatives that were not designated as cash flow hedges prior to adoption of the Canadian GAAP standards are recognized in net income.

Prior to the adoption of the Canadian standards, significant differences existed between Canadian GAAP and United States GAAP with respect to the recognition of derivatives and accounting for certain hedging relationships. Under United States GAAP all derivatives are required to be recorded on the balance sheet and under Canadian GAAP certain derivatives were not recorded until settled.

(b)	Sales-type and capital leases

Under United States GAAP, if the beginning of a lease term falls within the last 25% of a leased asset’s total estimated economic life then it can only be classified as a capital lease if the lease transfers ownership at the end of the lease term or there is a bargain purchase option. This exception does not exist under Canadian GAAP, therefore the lease for the DIRECTV 1 satellite and the subsequent arrangement for the same satellite, re-named Nimiq 4iR, are reported as a capital lease and sales-type lease respectively under Canadian GAAP, and as operating leases for United States GAAP.

(c)	Income taxes

The income tax adjustment reflects the impact the United States GAAP adjustments described above have on income taxes.

The tax effect of rate reduction represents the adjustment to future taxes resulting from the application of the second quarter rate reduction to the accumulated gains and losses on derivatives.

(d)	Uncertainty in income taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FAS 109, effective for fiscal years beginning after December 15, 2006. FIN 48 provides specific guidance on the recognition, de-recognition and measurement of income tax positions in financial statements, including the accrual of related interest and penalties recorded in interest expense. An income tax position is recognized when it is more likely than not that it will be sustained upon examination based on its technical merits, and is measured as the largest amount that is greater than 50% likely of being realized upon ultimate settlement. Under Canadian GAAP, significant differences may arise as we recognize and measure income tax positions, based on our best estimate of the amount that is more likely than not of being realized.

The cumulative effect of adopting FIN 48 on January 1, 2007 resulted in a charge to retained earnings of $4.4 million.

(e)	Currency translation adjustment

The Company adopted Canadian GAAP standards for Comprehensive Income effective January 1, 2007. Under this standard the currency translation adjustment and changes in the currency translation adjustment are now reported as a component of Accumulated Other Comprehensive Income and Comprehensive Income respectively. An opening adjustment on adoption of $1.1 million was made to tax effect the opening currency translation adjustment debit balance.

(f)	Net benefit plans cost

Effective December 31, 2006, the Company adopted the recognition requirements of Statement of Financial Accounting Standards (SFAS) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, on a prospective basis.

This standard requires that the Company recognize the funded status of benefit plans on the balance sheet as well as recognize as a component of other comprehensive income, net of tax, the actuarial losses and transitional asset and obligation. Amounts recognized in accumulated other comprehensive income are adjusted as they are subsequently recognized as components of net periodic benefit cost.

At December 31, 2006, the balance sheet was adjusted such that actuarial losses and the transitional asset and obligation that have not yet been included in net benefit plans cost at December 31, 2006 were recognized as components of accumulated other comprehensive loss, net of tax. The adjustment at December 31, 2006 resulted in an increase of $2.6 million in accumulated other comprehensive loss.

(g)	Accounts payable and accrued liabilities

Included in the accounts payable and accrued liabilities balance for the year ending December 31, 2006 were bonus accruals in the amount of $7.6 million which were greater than 5% of the total current liabilities. There was no one accrual in the current period which exceeded this Securities and Exchange Commission (SEC) threshold.

(h)	Presentation and disclosure of guarantees

Under Canadian GAAP, guarantees do not include indemnifications against intellectual property right infringement, whereas under United States GAAP they are included. At June 30, 2007, such indemnifications amounted to $859 million. Telesat also has guarantees where no maximum potential amount is specified.

(i)	Presentation and disclosures of Statement of Cash Flow

Non-cash payments for capital assets included in accounts payable at June 30, 2007 were a use of cash of $0.6 million (June 30, 2006—use of cash of $5.0 million).

(j)	Capitalized interest

Capitalized interest is disclosed as other income. Interest expense under United States GAAP would have been disclosed net of interest capitalized in other income as follows:

	June 30,
	2007	2006
Total interest expense	10.1	14.6
Capitalized interest	(5.6)	(6.4)

Interest expense net of capitalized interest	4.5	8.2

(k)	Recent changes to accounting standards

Fair value measurements

In September 2006, the FASB issued FAS 157, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. The statement does not require any new fair value measurements however it may change the methods used to measure fair value. FAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Telesat is currently in the process of assessing the impact of FAS 157 on Telesat’s results of operations and financial condition.